SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) - March 30, 2001


                            FLEXEMESSAGING.COM, INC.
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             (Exact name of registrant as specified in its charter)


     Idaho                           0-10621                    82-0485978
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(State or other jurisdiction   (Commission File Number)        (IRS Employer
    of Incorporation)                                        Identification No.)


Level 27 Grosvenor Place, 225 George Street, Sydney, Australia       NSW 2000
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          (Address of principal executive offices)                  (zip code)


    Registrant's telephone number, including area code - (011) 61 2 9250 8888
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          (Former Name or Former Address, if changed since last report)


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ITEM 5. OTHER ITEMS

     On March 29, 2001 at 5:00 p.m. Eastern standard time, Flexemessaging.com, Inc. (the "Company") held a Special Meeting of Shareholders to vote on an exchange proposal from its majority shareholder, Trade Wind Communications Limited as outlined in its Definitive Proxy Statement filed on March 9, 2001 and distributed to its shareholders.

     At this time, the Company had been reviewing alternatives for reorganizing the Company offshore to reduce its operating costs and simplify its operating structure with the hope of better positioning itself to raise funds in various markets. Trade Wind Communications Limited, a holder of approximately 86.3% of the Company's common stock ("TWC"), proposed an exchange offer whereby the Company would become a wholly-owned subsidiary of TWC and immediately thereafter, TWC would merge the Company with and into a newly formed Bermuda subsidiary. The Company, upon merger, would then become a Bermuda corporation succeeding to all the business, properties, assets and liabilities of the Company and with little or no change of management. After review of the proposal and seeking a fairness opinion, the Company found that the exchange offer would allow the Company to reduce operating costs and better position the Company to raise capital using its parent's (TWC) historical financial operations and reputation in Australia. Thus, management presented the matter for a vote at the Special Meeting of Shareholders held on March 29, 2001, whereupon a majority of the shareholders approved the exchange offer. No notice of dissent was received at or before the meeting.

     The exchange offer will only become effective upon final approval by the Supreme Court of Bermuda. As TWC is a Bermuda corporation, it is required by law to seek approval through the courts as well as from its own shareholders prior to adoption of any arrangement or amalgamation. TWC received court approval to present the matter to its shareholders, whereupon a special meeting was held on November 9, 2000 at which the TWC shareholders representing 75% in value of those attending approved the exchange offer. Now, with the approval by a majority of the Company's shareholders, the matter can again be presented to the Supreme Court of Bermuda for final review and the issuing of a final order approving the exchange. Upon issuance of such final order, the Company and TWC shall file the final order and Articles of Exchange, respectively, with the Registrar of Companies in Bermuda and the Secretary of State of Idaho. Upon completion of these filings, the exchange will be effective.

     Thereafter, TWC will exchange 1.754880714 of its fully paid, non-assessable shares for each outstanding share of common stock of the Company rounded to


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


     the nearest whole number of TWC's shares pursuant to an Arrangement Agreement and Plan of Exchange. Shareholders will receive letters of transmittal or similar documentation providing instructions on the manner and process of the exchange. However, the Company and TWC may, at any time, mutually agree to terminate this agreement and not proceed with the exchange prior to the effective date.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     None


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


                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             FLEXEMESSAGING.COM, INC.
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                                                  (Registrant)


Dated:  April 4, 2001                   By:  /s/ Nicholas R. Bird
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                                                  Nicholas R. Bird
                                                  President


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